UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) May 2, 2005 (April 26, 2005)

                                SEARCHHELP, INC..
             (Exact name of registrant as specified in its charter)


           DELAWARE                        333-97687              11-3621755
-------------------------------    ------------------------  -------------------
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


            1055 Stewart Avenue, Suite 12, Bethpage, New York, 11714 (Address of principal executive offices, including zip code)

                                  516-922-4765
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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FORWARD-LOOKING STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF
1995:

This Current Report contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, demand and acceptance of services, changes in governmental policies and regulations, economic conditions, the impact of competition and pricing, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission by SearchHelp, Inc. (the "Company"). All readers are encouraged to carefully review this Current Report. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2005, SearchHelp, Inc., a corporation formed under the laws of the State of Delaware (the "Company"), E-Top-Pics, Inc., a corporation formed under the laws of the State of Massachusetts ("ETP") and the stockholders of ETP (the "ETP Stockholders") entered into a Securities Purchase Agreement (the "Purchase Agreement") providing for the acquisition by SearchHelp of all the issued and outstanding shares of common stock of ETP (the "ETP Shares") from the ETP Stockholders.

The Purchase Agreement contemplates an acquisition under the terms of which the Company will issue approximately 4 million shares of its common stock to the ETP Stockholders in consideration for 100% of the ETP Shares. Assuming the issuance of 4 million shares of common stock of the Company to the ETP Stockholders, the holders of shares of the Company's common stock prior to the transaction will retain approximately 88% of the equity of the Company subsequent to the transaction.

ETP holds licensing agreements with four NASCAR racing teams to sell its "Fujicolor QuickSnap Car Driver Series Camera," a one-time-use flash camera featuring the driver's image, signature and race car number. These cameras are distributed at NASCAR racing events and in various mass retailers throughout North America.

Consummation of the transaction is subject to a number of conditions, including:

      o The delivery to the Company of fully executed releases by all ETP Stockholders to the effect that no such ETP Stockholder is owed any form of payment or other obligation by ETP;

      o Completion of a satisfactory due diligence investigation by both parties;

      o The entry into certain employment agreements by and between the Company and certain present officers thereof and a present officer of ETP;

      o The entry into a stockholders' agreement by and among the Company and certain stockholders of the Company and ETP Stockholders; and

      o     Definitive  approval by the board of directors of the Company of the
            Purchase   Agreement   and   all   transactions   and   developments
            contemplated thereby.

There can be no assurance that the transaction contemplated by the Purchase Agreement will be consummated on a timely basis, if at all.



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

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
             YEAR

On April 26, 2005, the Company was informed that the certificate of amendment to its certificate of incorporation had been accepted for filing by the Secretary of State of the State of Delaware. Pursuant to the certificate of amendment, the authorized shares of capital stock of the Company was increased to 275 million, consisting of 250 million shares of common stock and 25 million shares of "blank check" preferred stock.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

      (c) EXHIBITS - THE FOLLOWING DOCUMENTS ARE ATTACHED AS EXHIBITS TO THIS REPORT ON FORM 8-K:

      2.1   Securities Purchase Agreement dated as of April 26, 2005.

      3.1   Certificate of Amendment.

      99.1  Press release issued May 2, 2005.




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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 2, 2005

                                         SEARCHHELP, INC.

                                         By: /s/ William Bozsnyak
                                             ----------------------------
                                         Name:    William Bozsnyak
                                         Title:   Chief Executive Officer



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